As filed with the Securities and Exchange Commission on July 1, 2008

Registration Statement No. 333-140367

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM SB-2

on

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYNTHESIS ENERGY SYSTEMS, INC.

(Name of small business issuer in its charter)

Delaware	2990	20-2110031
	(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)
(I.R.S. Employer Identification No.)

Three Riverway, Suite 300

Houston, Texas 77056

(713) 579-0600

(Address and telephone number of principal executive offices)

Timothy E. Vail

President and Chief Executive Officer

Synthesis Energy Systems, Inc.

Three Riverway, Suite 300

Houston, Texas 77056

Telephone: (713) 579-0600

Facsimile: (713) 579-0610

(Name, address and telephone number of agent for service)

Copies to:

Robert G. Reedy
Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Facsimile: (713) 228-1331

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [_]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Deregistration of Securities

On June 13, 2007, a resale registration statement on Form SB-2, File No. 333-140367 (the “Registration Statement”) of Synthesis Energy Systems, Inc. (the “Company”) was declared effective.  The Registration Statement related to the sale or other disposition of up to 10,000,000 shares of the Company’s issued and outstanding common stock, or interests therein, by the selling stockholders identified therein.

The Company has no obligation to keep the Registration Statement effective, and accordingly, this Post Effective Amendment No. 4 to the Registration Statement is being filed to deregister the 9,155,925 shares of the Company’s common stock which were included in the Registration Statement and which were not sold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNTHESIS ENERGY SYSTEMS, INC.

Date: July 1, 2008	By:	/s/ Timothy E. Vail
Timothy E. Vail, President
and Chief Executive Officer

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment on Form S-1 to the registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity In Which Signed	Date
/s/ Timothy E. Vail	President and Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2008
Timothy E. Vail
*	Chief Financial Officer and Senior Vice President of Corporate Development (Principal Financial Officer and Principal Accounting Officer)	July 1, 2008
David Eichinger
*	President, Chief Executive Officer – Asia Pacific and Director	July 1, 2008
Donald Bunnell
*	Director	July 1, 2008
Lorenzo Lamadrid
*	Director	July 1, 2008
Michael Storey
*	Director	July 1, 2008
Denis Slavich
*	Director	July 1, 2008
Harry Rubin
/s/ Timothy E. Vail		July 1, 2008
Timothy E. Vail	as Attorney-in-Fact